EXHIBIT 99.1
For Immediate Release
HOLLY CORPORATION REPORTS FOURTH QUARTER AND
FULL YEAR 2005 RESULTS
     Dallas, Texas, February 13, 2006 — Holly Corporation (NYSE-HOC) (“Holly” or the “Company”) today reported quarterly net income of $39.9 million ($1.34 per basic and $1.31 per diluted share) for the three months ended December 31, 2005, compared to net income of $7.4 million ($0.24 per basic and $0.23 per diluted share) for the three months ended December 31, 2004. Net income was at a record $167.7 million ($5.43 per basic and $5.30 per diluted share) for the year ended December 31, 2005, compared to net income of $83.9 million ($2.67 per basic and $2.61 per diluted share) for the year ended December 31, 2004.
     Earnings for the fourth quarter of 2005 as compared to the fourth quarter of 2004 increased $32.5 million due principally to higher refined product margins experienced in the fourth quarter of 2005, offset partially by higher refinery operating costs and expenses. Company-wide refinery margins were $13.76 per produced barrel for the fourth quarter of 2005 compared to refinery margins of $7.03 per produced barrel for the fourth quarter of 2004.
     Earnings for the year ended December 31, 2005 increased 100% or $83.8 million from the year ended December 31, 2004. This increase was principally due to the higher refined product margins experienced in 2005 along with increased refinery production volumes offset by higher refinery costs and expenses. Company-wide refinery margins were $12.46 per produced barrel for the year ended December 31, 2005 compared to refinery margins of $9.10 per produced barrel for the year ended December 31, 2004. Additionally, in 2004, the Company received 100% of the income of the refined product pipelines and terminals contributed to Holly Energy Partners, L.P. (NYSE-HEP) (“HEP”) prior to its initial public offering in July 2004. After

HEP’s initial public offering in July 2004, including the year ended December 31, 2005, approximately half of the income from HEP’s refined product pipelines and terminals has been attributable to owners other than the Company (currently the other partners own approximately 55% of HEP).
     Sales and other revenues increased 38% for the fourth quarter of 2005 and 43% for the year ended December 31, 2005 as compared to the fourth quarter of 2004 and the year ended December 31, 2004, respectively, due principally to higher product prices. Additionally, refined product sales volumes increased 2% in the fourth quarter as compared to the prior year’s fourth quarter and increased 6% for the year ended December 31, 2005 as compared to the year ended December 31, 2004. Cost of products sold was higher in the fourth quarter of 2005 and the year ended December 31, 2005 due to the higher costs of purchased crude oil, and to a lesser degree due to higher sales volumes. Favorably impacting costs of products sold and earnings during the 2005 fourth quarter were the effects of a last-in, first-out (“LIFO”) inventory liquidation of $4.1 million. Additionally impacting sales and costs of sales were increases in the current year due to the inclusion of the NK Asphalt Partners joint venture (doing business as Holly Asphalt Company) in the 2005 consolidated financial statements following the February 2005 purchase of the other partner’s 51% interest, and the inclusion of revenues from HEP’s assets acquired from Alon for the period March 1 to June 30, 2005. Operating expenses increased overall in the fourth quarter and year ended December 31, 2005, as compared to the fourth quarter and year ended December 31, 2004, due principally to increased utility (natural gas and electricity) and catalyst costs and the inclusion of the NK Asphalt Partners joint venture in the 2005 consolidated financial statements, while reduced by the operating costs of HEP in the 2005 third and fourth quarters which are no longer consolidated in the Company’s results. The effect of the increase in utility costs was most prominent when comparing the fourth quarters, mainly due to price increases during 2005 in purchased natural gas. The Company’s effective tax rate decreased in 2005 as compared to 2004 primarily due to the impact of the domestic production activities deduction enacted in the American Jobs Creation Act of 2004.
     “We are very pleased with our 2005 fourth quarter results, which completed a second consecutive record year for Holly, due to the continued high margin environment, reliable refinery operations and the successful execution of our refinery profit initiatives,” said Matthew

Clifton, Chief Executive Officer of Holly. “We generated $72.2 million of earnings before interest, taxes and depreciation (“EBITDA”) in the quarter, bringing our 2005 total EBITDA to a record $311.1 million. Refining margins started strong in the fourth quarter, but did moderate as some of the refineries impacted by the Gulf Coast hurricanes came back on line, but overall the results were very strong for the quarter. So far in the 2006 first quarter, we’ve seen a continuation of solid refined product margins in the markets served by our Navajo Refinery.”
     “During 2005, we completed a $100 million share repurchase program and in November started a new $200 million share repurchase program, which in combination resulted in the purchase of 2.5 million shares at an average cost of $51.47, reducing our shares outstanding by approximately 8%. Even with this substantial buy-back program, we were able to pay-off all of our debt and end the year with $255 million in cash and investments in marketable securities. Our share price continued a strong run in 2005 increasing 111%, with Forbes magazine reporting our five-year annualized total return of 80.7% as the best in the oil and gas industry. We will continue to take steps to enhance shareholder value.”
     “Operationally, our refineries ran well during the quarter, except for a short period in November 2005, when production was reduced at the Navajo Refinery due to unanticipated repairs made to the continuous catalytic reformer unit (“CCR”). In December 2005, we successfully started up our new ROSE unit, which converts a significant portion of lower value asphalt into high value transportation fuels and we modified and enhanced our main crude heater in Artesia to address a coking problem that caused some unscheduled downtime during 2005. We are also well under way with our clean fuels projects at the Navajo and Woods Cross refineries, which should allow us to produce ultra low sulfur diesel fuel by the 2006 deadline and will provide a phased-in 10,000 barrels-per-day expansion of the Navajo facility. Looking forward, we remain convinced that the strong industry fundamentals will remain in our favor, as demand for refined products should continue to press refining supply capabilities. This, combined with our high sour crude oil processing capabilities and our continued execution of value-added refining initiatives, should keep our earnings at healthy levels. With respect to Holly Energy Partners, we continue to be extremely pleased with its level of growth to date and look forward to its continued success,” said Clifton.

     The Company no longer consolidates the results of HEP, and since July 1, 2005, Holly’s share of the earnings of HEP is being recorded using the equity method of accounting. HEP has, since July 2004, owned and operated product pipelines and terminals previously 100% owned by the Company. Following HEP’s acquisition in July 2005 of the intermediate feedstock pipelines formerly owned by Holly, the Company determined that its beneficial variable interest in HEP is now less than 50%; and therefore as required, HEP was deconsolidated as of July 1, 2005.
     The Company has scheduled a conference call for today, February 13, 2006 at 10:00AM EST to discuss financial results. Listeners may access this call by dialing (800) 858-5936. The ID# for this call is #4390286. Listeners may access the call via the internet at: http://audioevent.mshow.com/285540. Additionally, listeners may replay this call approximately two hours after the call concludes by dialing (800) 642-1687 (enter conference ID: 4390286). This audio archive will be available for two weeks.
     Holly Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high value light products such as gasoline, diesel fuel and jet fuel. Holly operates through its subsidiaries a 75,000 barrels per stream day (“bpsd”) refinery located in Artesia, New Mexico, a 26,000 bpsd refinery in Woods Cross, Utah, and an 8,000 bpsd refinery in Great Falls, Montana. Holly also owns a 45% interest (including the general partner interest) in Holly Energy Partners, L.P., which through subsidiaries owns or leases approximately 1,600 miles of petroleum product pipelines in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain states.
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the Company’s efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RESULTS OF OPERATIONS
Financial Data (all information in this release is unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
		(In thousands, except per share data)
Sales and other revenues	$854,445	$617,133	$3,212,745	$2,246,373
Operating costs and expenses:
Cost of products sold (exclusive of depreciation, depletion, and amortization)	702,687	527,818	2,636,602	1,835,997
Operating expenses (exclusive of depreciation, depletion, and amortization)	66,472	45,022	212,659	172,516
General and administrative expenses (exclusive of depreciation, depletion and amortization)	16,157	15,229	51,684	51,176
Depreciation, depletion and amortization	9,481	10,641	43,817	40,481
Exploration expenses, including dry holes	171	139	481	689

Total operating costs and expenses	794,968	598,849	2,945,243	2,100,859

Income from operations	59,477	18,284	267,502	145,514
Other income (expense):
Equity in earnings (loss) of joint ventures	—	(611)	(685)	(318)
Equity in earnings of Holly Energy Partners	3,221	—	6,517	—
Minority interests in income of partnerships	—	(3,876)	(6,721)	(7,575)
Interest income	2,446	1,049	6,901	4,372
Interest expense	(395)	(896)	(5,101)	(3,524)

	5,272	(4,334)	911	(7,045)

Income before income taxes	64,749	13,950	268,413	138,469
Income tax provision	24,868	6,565	101,424	54,590

Income before cumulative change in accounting principle	39,881	7,385	166,989	83,879
Cumulative effect of accounting change (net of income tax expense of $426)	—	—	669	—

Net income	$39,881	$7,385	$167,658	$83,879

Basic earnings per share:
Income before cumulative change in accounting principle	$1.34	$0.24	$5.41	$2.67
Cumulative effect of accounting change	—	—	0.02	—

Net income	$1.34	$0.24	$5.43	$2.67

Diluted earnings per share:
Income before cumulative change in accounting principle	$1.31	$0.23	$5.28	$2.61
Cumulative effect of accounting change	—	—	0.02	—

Net income	$1.31	$0.23	$5.30	$2.61

Cash dividends declared per common share	$0.10	$0.08	$0.38	$0.29

Average number of common shares outstanding:
Basic	29,710	31,229	30,864	31,390
Diluted	30,496	32,013	31,622	32,170

Balance Sheet Data

	December 31,	December 31,
	2005 (2)	2004
	(In thousands)
Cash, cash equivalents and investments in marketable securities	$254,842	$219,265
Working capital	$198,562	$148,642
Total assets	$1,142,900	$982,713
Total debt, including current maturities and bank borrowings (1)	$—	$33,572
Minority interests	$—	$157,550
Stockholders’ equity	$377,351	$339,916

(1)	Includes HEP’s bank borrowings of $25.0 million at December 31, 2004.

(2)	There are no HEP balances included at December 31, 2005 due to the deconsolidation on July 1, 2005.
Other Financial Data

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
		(In thousands)
Net cash provided by (used for) operating activities	$83,793	$(187)	$242,352	$160,194
Net cash used for investing activities	$(52,104)	$(78,356)	$(339,316)	$(47,619)
Net cash provided by (used for) financing activities	$(58,934)	$(11,498)	$78,568	$(56,805)
Capital expenditures	$48,200	$9,865	$106,262	$37,780
EBITDA(1)	$72,179	$24,438	$311,099	$178,102

(1)	Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA as presented above is reconciled to net income under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles” below.

     Our major business segment is Refining after the deconsolidation of HEP on July 1, 2005 and our major business segments were Refining and HEP prior to the deconsolidation. The Refining segment presented in the December 31, 2004 annual report on Form 10-K is not the same Refining segment as presented below. The Refining segment for the year ended December 31, 2004 has been reported to include results of operations involving assets included in HEP prior to the contribution on July 13, 2004. The HEP segment did not have any activity prior to HEP’s formation on July 13, 2004 or subsequent to the deconsolidation effective on July 1, 2005.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
		(In thousands)
Sales and other revenues (1)
Refining	$853,836	$610,761	$3,194,767	$2,234,697
HEP	—	15,992	36,034	28,182
Corporate and Other	738	420	1,772	1,916
Consolidations and Eliminations	(129)	(10,040)	(19,828)	(18,422)

Consolidated	$854,445	$617,133	$3,212,745	$2,246,373

Income (loss) from operations (1)
Refining	$75,561	$23,210	$301,269	$175,441
HEP	—	7,548	16,019	12,980
Corporate and Other	(16,084)	(12,474)	(49,786)	(42,907)

Consolidated	$59,477	$18,284	$267,502	$145,514

(1)	The Refining segment involves the purchase and refining of crude oil and wholesale and branded marketing of refined products, such as gasoline, diesel fuel and jet fuel, and includes our Navajo Refinery, Montana Refinery and Woods Cross Refinery, as well as our asphalt operations. The petroleum products produced by the Refining segment are marketed in Texas, New Mexico, Arizona, Utah, Wyoming, Montana, Idaho, Washington and northern Mexico. The Refining segment also includes certain crude oil and intermediate product pipelines, prior to July 2005 that we owned and operated in conjunction with our refining operations as part of the supply networks of the refineries. In February 2005, we acquired the remaining 51% interest in our asphalt joint venture from the other partner; subsequent to the purchase, we include the operations of NK Asphalt Partners in our consolidated financial statements. NK Asphalt Partners, dba Holly Asphalt Company, manufactures and markets asphalt and asphalt products in Arizona, New Mexico, Texas and California. The cost of pipeline transportation and terminal services provided by HEP is also included in the Refining segment. The HEP segment involved all of the operations of HEP through June 30, 2005 (prior to the deconsolidation), including approximately 1,300 miles (780 miles prior to the Alon asset acquisition) of its pipeline assets principally in Texas, New Mexico and Oklahoma and refined product terminals in several Southwest and Rocky Mountain States. The HEP segment also included HEP’s 70% interest in Rio Grande, which provides petroleum products transportation. Revenues from the HEP segment were earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations as well as revenues relating to pipeline transportation services provided for our refining operations and from HEP’s interest in Rio Grande. Results of operations involving the assets included in the HEP segment prior to July 13, 2004 are included in the Refining segment for reporting purposes. Our operations not included in the two reportable segments are included in Corporate and Other, which includes costs of Holly Corporation, the parent company, consisting primarily of general and administrative expenses as well as a small-scale oil and gas exploration and production program. The consolidations and eliminations amount includes the elimination of the revenue associated with our pipeline transportation services between us and HEP for the period HEP was consolidated.

Refining Operating Data
     Our refinery operations include the Navajo Refinery, the Woods Cross Refinery and the Montana Refinery. The following tables set forth information, including non-generally accepted accounting principles (“GAAP”) performance measures about our refinery operations. The cost of products and refinery gross margin do not include the effect of depreciation, depletion and amortization. Reconciliations to amounts reported under GAAP are presented under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Navajo Refinery
Crude charge (BPD) (1)	68,210	73,730	71,850	71,060
Refinery production (BPD) (2)	79,360	83,560	80,190	79,330
Sales of produced refined products (BPD)	79,950	83,230	80,110	78,880
Sales of refined products (BPD) (3)	90,170	90,420	89,400	86,410

Refinery utilization (4)	90.9%	98.3%	95.8%	94.7%

Average per produced barrel (5)
Net sales	$74.02	$55.00	$69.11	$51.42
Cost of products (6)	59.66	47.53	55.50	41.26

Refinery gross margin (7)	14.36	7.47	13.61	10.16
Refinery operating expenses	5.31	3.10	3.94	3.20

Net operating margin	$9.05	$4.37	$9.67	$6.96

Feedstocks:
Sour crude oil	80%	84%	85%	83%
Sweet crude oil	4%	2%	2%	5%
Other feedstocks and blends	16%	14%	13%	12%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	61%	61%	59%	59%
Diesel fuels	24%	27%	27%	26%
Jet fuels	4%	4%	4%	5%
Asphalt	5%	5%	6%	6%
LPG and other	6%	3%	4%	4%

Total	100%	100%	100%	100%

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Woods Cross Refinery
Crude charge (BPD) (1)	24,450	23,230	24,100	23,620
Refinery production (BPD) (2)	26,130	23,150	25,850	23,730
Sales of produced refined products (BPD)	25,430	22,900	26,390	23,520
Sales of refined products (BPD) (3)	26,930	23,600	27,710	24,160

Refinery utilization (4)	94.0%	92.9%	92.7%	94.5%

Average per produced barrel (5)
Net sales	$71.94	$54.40	$69.13	$51.33
Cost of products (6)	60.29	49.42	59.51	45.33

Refinery gross margin (7)	11.65	4.98	9.62	6.00
Refinery operating expenses	5.96	3.88	4.61	3.92

Net operating margin	$5.69	$1.10	$5.01	$2.08

Feedstocks:
Sour crude oil	5%	9%	8%	7%
Sweet crude oil	85%	87%	82%	88%
Other feedstocks and blends	10%	4%	10%	5%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	57%	57%	60%	59%
Diesel fuels	29%	30%	29%	31%
Jet fuels	1%	2%	2%	1%
Fuel oil	9%	8%	7%	7%
LPG and other	4%	3%	2%	2%

Total	100%	100%	100%	100%

Montana Refinery
Crude charge (BPD) (1)	7,860	7,820	7,890	7,550
Refinery production (BPD) (2)	8,360	8,290	8,370	8,010
Sales of produced refined products (BPD)	8,090	8,020	8,400	7,970
Sales of refined products (BPD) (3)	8,190	8,220	8,570	8,190

Refinery utilization (4)	98.3%	97.8%	98.6%	94.4%

Average per produced barrel (5)
Net sales	$56.99	$43.70	$53.74	$43.10
Cost of products (6)	42.59	35.40	43.34	35.37

Refinery gross margin	14.40	8.30	10.40	7.73
Refinery operating expenses	8.67	5.75	6.72	5.64

Net operating margin	$5.73	$2.55	$3.68	$2.09

Feedstocks:
Sour crude oil	92%	92%	93%	92%
Other feedstocks and blends	8%	8%	7%	8%

Total	100%	100%	100%	100%

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Montana Refinery
Sales of produced refined products:
Gasolines	40%	39%	38%	41%
Diesel fuels	17%	18%	17%	17%
Jet fuels	6%	4%	6%	5%
Asphalt	33%	35%	35%	33%
LPG and other	4%	4%	4%	4%

Total	100%	100%	100%	100%

Consolidated
Crude charge (BPD) (1)	100,520	104,780	103,840	102,230
Refinery production (BPD) (2)	113,850	115,000	114,410	111,070
Sales of produced refined products (BPD)	113,470	114,150	114,900	110,370
Sales of refined products (BPD) (3)	125,290	122,240	125,680	118,760

Refinery utilization (4)	92.2%	97.0%	95.3%	94.7%

Average per produced barrel (5)
Net sales	$72.34	$54.09	$67.99	$50.80
Cost of products (6)	58.58	47.06	55.53	41.70

Refinery gross margin	13.76	7.03	12.46	9.10
Refinery operating expenses (7)	5.70	3.45	4.30	3.53

Net operating margin	$8.06	$3.58	$8.16	$5.57

Feedstocks:
Sour crude oil	63%	70%	68%	67%
Sweet crude oil	22%	19%	20%	23%
Other feedstocks and blends	15%	11%	12%	10%

Total	100%	100%	100%	100%

Sales of produced refined products:
Gasolines	58%	58%	58%	58%
Diesel fuels	25%	27%	26%	27%
Jet fuels	4%	4%	4%	4%
Asphalt	6%	6%	7%	7%
LPG and other	7%	5%	5%	4%

Total	100%	100%	100%	100%

(1)	Crude charge represents the barrels per day of crude oil processed at the crude units at our refineries.

(2)	Refinery production represents the barrels per day of refined products yielded from processing crude and other refinery feedstocks through the crude units and other conversion units at our refineries.

(3)	Includes refined products purchased for resale.

(4)	Represents crude charge divided by total crude capacity.

(5)	Represents average per barrel amounts for produced refined products sold, which are non-GAAP. Reconciliations to amounts reported under GAAP are located under “Reconciliations to Amounts Reported under Generally Accepted Accounting Principles.”

(6)	Subsequent to the formation of HEP, transportation costs billed from HEP are included in cost of products.

(7)	Represents operating expenses of our refinery, exclusive of depreciation, depletion, and amortization, and excludes refining segment expenses of product pipelines and terminals.

Reconciliations to Amounts Reported Under Generally Accepted Accounting Principles
Reconciliations of earnings before interest, taxes, depreciation and amortization (“EBITDA”) to amounts reported under generally accepted accounting principles in financial statements.
     Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation based upon accounting principles generally accepted in the United States; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants.
Set forth below is our calculation of EBITDA.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
		(In thousands)
Net income	$39,881	$7,385	$167,658	$83,879
Add provision for income tax	24,868	6,565	101,424	54,590
Add interest expense	395	896	5,101	3,524
Subtract interest income	(2,446)	(1,049)	(6,901)	(4,372)
Add depreciation, depletion and amortization	9,481	10,641	43,817	40,481

EBITDA	$72,179	$24,438	$311,099	$178,102

Reconciliations of refinery operating information (non-GAAP performance measures) to amounts reported under generally accepted accounting principles in financial statements.
     Refinery gross margin and net operating margin are non-GAAP performance measures that are used by our management and others to compare our refining performance to that of other companies in our industry. We believe these margin measures are helpful to investors in evaluating our refining performance on a relative and absolute basis.
     We calculate refinery gross margin and net operating margin using net sales, cost of products and operating expenses, in each case averaged per produced barrel sold. These two margins do not include the effect of depreciation, depletion and amortization. Each of these component performance measures can be reconciled directly to our Consolidated Statement of Income. Other companies in our industry may not calculate these performance measures in the same manner.

Refinery Gross Margin
Refinery gross margin per barrel is the difference between average net sales price and average cost of products per barrel of produced refined products. Refinery gross margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Average per produced barrel

Navajo Refinery
Net sales	$74.02	$55.00	$69.11	$51.42
Less cost of products	59.66	47.53	55.50	41.26

Refinery gross margin	$14.36	$7.47	$13.61	$10.16

Woods Cross Refinery
Net sales	$71.94	$54.40	$69.13	$51.33
Less cost of products	60.29	49.42	59.51	45.33

Refinery gross margin	$11.65	$4.98	$9.62	$6.00

Montana Refinery
Net sales	$56.99	$43.70	$53.74	$43.10
Less cost of products	42.59	35.40	43.34	35.37

Refinery gross margin	$14.40	$8.30	$10.40	$7.73

Consolidated
Net sales	$72.34	$54.09	$67.99	$50.80
Less cost of products	58.58	47.06	55.53	41.70

Refinery gross margin	$13.76	$7.03	$12.46	$9.10

Net Operating Margin
Net operating margin per barrel is the difference between refinery gross margin and refinery operating expenses per barrel of produced refined products. Net operating margin for each of our refineries and for all of our refineries on a consolidated basis is calculated as shown below.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Average per produced barrel

Navajo Refinery
Refinery gross margin	$14.36	$7.47	$13.61	$10.16
Less refinery operating expenses	5.31	3.10	3.94	3.20

Net operating margin	$9.05	$4.37	$9.67	$6.96

Woods Cross Refinery
Refinery gross margin	$11.65	$4.98	$9.62	$6.00
Less refinery operating expenses	5.96	3.88	4.61	3.92

Net operating margin	$5.69	$1.10	$5.01	$2.08

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Average per produced barrel

Montana Refinery
Refinery gross margin	$14.40	$8.30	$10.40	$7.73
Less refinery operating expenses	8.67	5.75	6.72	5.64

Net operating margin	$5.73	$2.55	$3.68	$2.09

Consolidated
Refinery gross margin	$13.76	$7.03	$12.46	$9.10
Less refinery operating expenses	5.70	3.45	4.30	3.53

Net operating margin	$8.06	$3.58	$8.16	$5.57

Below are reconciliations to our Consolidated Statement of Income for (i) net sales, cost of products and operating expenses, in each case averaged per produced barrel sold, and (ii) net operating margin and refinery gross margin. Due to rounding of reported numbers, some amounts may not calculate exactly.
Reconciliations of refined product sales from produced products sold to total sales and other revenue

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Navajo Refinery
Average sales price per produced barrel sold	$74.02	$55.00	$69.11	$51.42
Times sales of produced refined products sold (BPD)	79,950	83,230	80,110	78,880
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$544,447	$421,144	$2,020,787	$1,484,500

Woods Cross Refinery
Average sales price per produced barrel sold	$71.94	$54.40	$69.13	$51.33
Times sales of produced refined products sold (BPD)	25,430	22,900	26,390	23,520
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$168,308	$114,610	$665,884	$441,865

Montana Refinery
Average sales price per produced barrel sold	$56.99	$43.70	$53.74	$43.10
Times sales of produced refined products sold (BPD)	8,090	8,020	8,400	7,970
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$42,417	$32,244	$164,767	$125,724

Sum of refined products sales from produced products sold from our three refineries (3)	$755,172	$567,998	$2,851,438	$2,052,089
Add refined product sales from purchased products and rounding (1)	81,861	41,181	278,506	167,422

Total refined products sales	837,033	609,179	3,129,944	2,219,511
Add other refining segment revenue (2)	16,803	1,582	64,823	15,186

Total refining segment revenue	853,836	610,761	3,194,767	2,234,697
Add HEP sales and other revenue	—	15,992	36,034	28,182
Add corporate and other revenues	738	420	1,772	1,916
Subtract consolidations and eliminations	(129)	(10,040)	(19,828)	(18,422)

Sales and other revenues	$854,445	$617,133	$3,212,745	$2,246,373

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenues during 2004 from terminal and pipeline assets that are now owned by HEP.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Average sales price per produced barrel sold	$72.34	$54.09	$67.99	$50.80
Times sales of produced refined products sold (BPD)	113,470	114,150	114,900	110,370
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$755,172	$567,998	$2,851,438	$2,052,089

Reconciliation of average cost of products per produced barrel sold to total cost of products sold

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Navajo Refinery
Average cost of products per produced barrel sold	$59.66	$47.53	$55.50	$41.26
Times sales of produced refined products sold (BPD)	79,950	83,230	80,110	78,880
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$438,823	$363,945	$1,622,828	$1,191,180

Woods Cross Refinery
Average cost of products per produced barrel sold	$60.29	$49.42	$59.51	$45.33
Times sales of produced refined products sold (BPD)	25,430	22,900	26,390	23,520
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$141,052	$104,118	$573,221	$390,215

Montana Refinery
Average cost of products per produced barrel sold	$42.59	$35.40	$43.34	$35.37
Times sales of produced refined products sold (BPD)	8,090	8,020	8,400	7,970
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$31,699	$26,120	$132,880	$103,175

Sum of cost of products for produced products sold from our three refineries (3)	$611,574	$494,183	$2,328,929	$1,684,570
Add refined product costs from purchased products sold, certain hedging gains and rounding (1)	77,442	43,675	279,868	169,849

Total refined costs of products sold	689,016	537,858	2,608,797	1,854,419
Add other refining segment costs of products sold (2)	13,800	—	47,633	—

Total refining segment cost of products sold	702,816	537,858	2,656,430	1,854,419
Subtract consolidations and eliminations	(129)	(10,040)	(19,828)	(18,422)

Cost of products sold (exclusive of depreciation, depletion and amortization)	$702,687	$527,818	$2,636,602	$1,835,997

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments. Additionally during 2005, we entered into petroleum futures transactions hedging forecasted diesel fuel sales. The positions were fully liquidated during August to November 2005 resulting in gains of $5.5 million and $3.2 million for the fourth quarter and year ending December 31, 2005, respectively, which is recorded as a reduction in costs of products sold.

(2)	Other refining segment costs of products sold includes the cost of products for NK Asphalt Partners subsequent to their consolidation in February 2005.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Average cost of products per produced barrel sold	$58.58	$47.06	$55.53	$41.70
Times sales of produced refined products sold (BPD)	113,470	114,150	114,900	110,370
Times number of days in period	92	92	365	366

Cost of products for produced products sold	$611,574	$494,183	$2,328,929	$1,684,570

Reconciliation of average refinery operating expenses per produced barrel sold to total operating expenses

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Navajo Refinery
Average refinery operating expenses per produced barrel sold	$5.31	$3.10	$3.94	$3.20
Times sales of produced refined products sold (BPD)	79,950	83,230	80,110	78,880
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$39,057	$23,737	$115,206	$92,384

Woods Cross Refinery
Average refinery operating expenses per produced barrel sold	$5.96	$3.88	$4.61	$3.92
Times sales of produced refined products sold (BPD)	25,430	22,900	26,390	23,520
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$13,944	$8,174	$44,405	$33,745

Montana Refinery
Average refinery operating expenses per produced barrel sold	$8.67	$5.75	$6.72	$5.64
Times sales of produced refined products sold (BPD)	8,090	8,020	8,400	7,970
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$6,453	$4,243	$20,604	$16,452

Sum of refinery operating expenses per produced products sold from our three refineries (2)	$59,454	$36,154	$180,215	$142,581
Add other refining segment operating expenses and rounding (1)	6,959	3,122	20,549	19,666

Total refining segment operating expenses	66,413	39,276	200,764	162,247
Add HEP operating expenses	—	5,735	11,836	10,103
Add corporate and other costs	59	11	59	166

Operating expenses (exclusive of depreciation, depletion and amortization)	$66,472	$45,022	$212,659	$172,516

(1)	Other refining segment operating expenses includes the marketing costs associated with our refining segment, the operating expenses of NK Asphalt Partners subsequent to their consolidation in February 2005 and the operating expenses during 2004 of terminal and pipeline assets now owned by HEP.

(2)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Average refinery operating expenses per produced barrel sold	$5.70	$3.45	$4.30	$3.53
Times sales of produced refined products sold (BPD)	113,470	114,150	114,900	110,370
Times number of days in period	92	92	365	366

Refinery operating expenses for produced products sold	$59,454	$36,154	$180,215	$142,581

Reconciliation of net operating margin per barrel to refinery gross margin per barrel to total sales and other revenues

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Navajo Refinery
Net operating margin per produced barrel	$9.05	$4.37	$9.67	$6.96
Add average refinery operating expenses per produced barrel	5.31	3.10	3.94	3.20

Refinery gross margin per produced barrel	14.36	7.47	13.61	10.16
Add average cost of products per produced barrel sold	59.66	47.53	55.50	41.26

Average net sales per produced barrel sold	$74.02	$55.00	$69.11	$51.42
Times sales of produced refined products sold (BPD)	79,950	83,230	80,110	78,880
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$544,447	$421,144	$2,020,787	$1,484,500

Woods Cross Refinery
Net operating margin per produced barrel	$5.69	$1.10	$5.01	$2.08
Add average refinery operating expenses per produced barrel	5.96	3.88	4.61	3.92

Refinery gross margin per produced barrel	11.65	4.98	9.62	6.00
Add average cost of products per produced barrel sold	60.29	49.42	59.51	45.33

Average net sales per produced barrel sold	$71.94	$54.40	$69.13	$51.33
Times sales of produced refined products sold (BPD)	25,430	22,900	26,390	23,520
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$168,308	$114,610	$665,884	$441,865

Montana Refinery
Net operating margin per produced barrel	$5.73	$2.55	$3.68	$2.09
Add average refinery operating expenses per produced barrel	8.67	5.75	6.72	5.64

Refinery gross margin per produced barrel	14.40	8.30	10.40	7.73
Add average cost of products per produced barrel sold	42.59	35.40	43.34	35.37

Average net sales per produced barrel sold	$56.99	$43.70	$53.74	$43.10
Times sales of produced refined products sold (BPD)	8,090	8,020	8,400	7,970
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$42,417	$32,244	$164,767	$125,724

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Sum of refined product sales from produced products sold from our three refineries (3)	$755,172	$567,998	$2,851,438	$2,052,089
Add refined product sales from purchased products and rounding (1)	81,861	41,181	278,506	167,422

Total refining product sales	837,033	609,179	3,129,944	2,219,511
Add other refining segment revenue (2)	16,803	1,582	64,823	15,186

Total refining segment revenue	853,836	610,761	3,194,767	2,234,697
Add HEP sales and other revenue	—	15,992	36,034	28,182
Add corporate and other revenues	738	420	1,772	1,916
Subtract consolidations and eliminations	(129)	(10,040)	(19,828)	(18,422)

Sales and other revenues	$854,445	$617,133	$3,212,745	$2,246,373

(1)	We purchase finished products when opportunities arise that provide a profit on the sale of such products, or to meet delivery commitments.

(2)	Other refining segment revenue includes the revenues associated with NK Asphalt Partners subsequent to their consolidation in February 2005 and revenues during 2004 from terminal and pipeline assets that are now owned by HEP.

(3)	The above calculations of refined product sales from produced products sold can also be computed on a consolidated basis. These amounts may not calculate exactly due to rounding of reported numbers.

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net operating margin per produced barrel	$8.06	$3.58	$8.16	$5.57
Average refinery operating expenses per produced barrel	5.70	3.45	4.30	3.53

Refinery gross margin per produced barrel	13.76	7.03	12.46	9.10
Add average cost of products per produced barrel sold	58.58	47.06	55.53	41.70

Average net sales per produced barrel sold	$72.34	$54.09	$67.99	$50.80
Times sales of produced refined products sold (BPD)	113,470	114,150	114,900	110,370
Times number of days in period	92	92	365	366

Refined product sales from produced products sold	$755,172	$567,998	$2,851,438	$2,052,089

FOR FURTHER INFORMATION, Contact:
Stephen J. McDonnell, Vice President and
  Chief Financial Officer
M. Neale Hickerson, Vice President,
  Investor Relations
Holly Corporation
214/871-3555